Exhibit 99.1

Andersen Reports Record Fourth-Quarter and Full-Year 2025 Financial Results and Initiates 2026 Guidance

San Francisco, Mar. 17, 2026 — Andersen Group Inc. (NYSE: ANDG) today released financial results for the fourth quarter and full year ended December 31, 2025.

Andersen delivered strong top-line growth in 2025, with full-year revenue of $838.7 million, up 14.6% from $731.6 million in 2024. Fourth-quarter revenue of $170.3 million grew 19.6% year-over-year, compared with $142.4 million in the prior year period. Revenue growth was broad-based across all service lines, driven by customer additions, higher volume, and service line expansion. No large one-time items contributed to 2025 revenue. Total inorganic revenue for full-year 2025 amounted to approximately $1.0 million. Expenses related to the initial public offering, including equity restructuring costs and certain components of equity-based compensation led to a (net loss) for full-year 2025 of ($130.2) compared with net income of $134.8 million in 2024. Adjusted net income for the full-year 2025 was $217.0 million as compared with $136.4 million in 2024.

•

Record Fourth Quarter: Andersen delivered a robust fourth quarter, driven by strong demand across core services, with consistent growth in the Tax practice and accelerating momentum in Consulting and Global Mobility.

•	Fourth-Quarter 2025 Revenue: $170.3 million, up 19.6% compared with $142.4 million in fourth-quarter 2024.

•	Full-Year 2025 Revenue: $838.7 million, up 14.6% compared with $731.6 million in prior year.

•

2026 Guidance: Revenue expected to be approximately $955 million to $970 million, a growth rate of approximately 14% to 15%, including inorganic revenue of approximately $33 million; Adjusted EBITDA projected at $213 million to $220 million with margins of approximately 22% to 23%.

•

Strategic Investment Focus: 2026 will reflect continued investment in talent, technology, automation, AI, and integration of firms to be acquired during the year, resulting in an anticipated net loss and negative EPS for the full year.

•

Long-Term Growth: Positioned for sustained revenue growth and expanding margins, supported by a large addressable market, strong competitive positioning, scalable operating model, and selective inorganic expansion.

•	Commitment to Shareholder Value: Maintaining flexibility to deploy capital strategically to strengthen and expand the multi-dimensional platform, and enhance long-term shareholder value.

Mark L. Vorsatz, Global Chairman and CEO of Andersen, said:

“Our fourth quarter capped a record year for the firm, and underscores the strength of our global, multi-dimensional platform and the continued demand for high-value advisory services. We are entering 2026 with strong momentum, and a clear focus on disciplined growth – investing in the expansion of our platform, integrating high-quality firms across key markets, and deploying technology, automation and AI to enhance efficiency and scale our services. These investments position us to further strengthen our market leadership while driving sustained revenue growth and increased profitability over time.”

Initial Public Offering

On December 18, 2025, we completed our initial public offering (IPO) of 12,650,000 shares of Class A common stock at an offering price of $16.00 per share, including 1,650,000 shares of Class A common stock issued pursuant to the underwriters’ over-allotment option. We received net proceeds of $188.2 million, net of underwriting discounts and commissions of $14.2 million, but before deducting offering costs of $9.9 million.

Key Financial and Operational Metrics

We monitor the following key financial and business metrics to evaluate our business, measure our performance and make strategic decisions:

	Year Ended December 31,
	2025 (Unaudited)	2024	2023
Revenue:
Revenue (in thousands)	$838,692	$731,593	$639,111
Clients:
Client groups	12,350	11,700	10,700
Client engagements	22,450	20,300	17,900
Client groups with minimum annual revenue over $250,000	687	629	524
Percentage of revenue from top 10 client groups	5.5%	5.0%	5.3%
People Metrics:
Employees	2,296	2,187	2,082
Attrition rate	14.2%	14.1%	11.0%

Revenue Components

We generate our revenue from providing tax and financial advisory services to our clients. During 2025, 2024, and 2023, the substantial majority of our revenue was generated on a time and materials basis and, to a lesser extent, on a fixed fee basis and contingent fee basis. In the future, our revenue and profitability could vary materially depending on changes in the nature of services provided, as well as the stage of performance at which the right to receive fees is finally determined. We provide services in four primary areas:

•

Private Client Services. We provide comprehensive tax and financial services for individuals and families, addressing complex client matters such as multigenerational wealth, charitable giving and trust and estate planning.

•

Business Tax Services. We offer a broad range of scalable, integrated tax-related consulting and compliance services for businesses, helping organizations with managing their tax planning, compliance and reporting needs.

•

Alternative Investment Funds. We deliver comprehensive tax and financial-related services for alternative investment funds, including family offices, funds of funds, hedge funds, private equity funds, venture capital funds and real estate investment trusts.

•	Valuation Services. We provide clients with independent valuation expertise that helps clients navigate tax laws and regulations and comply with regulatory requirements.

During 2025, our revenue increased by 14.6% to $838.7 million from $731.6 million during 2024. During 2024, our revenue increased by 14.5% to $731.6 million from $639.1 million during 2023. Revenue consists of professional services revenue and reimbursable expenses, which primarily include travel and out-of- pocket costs that are billable to clients.

Revenue by Service Line

The following table shows the revenue contribution of our services lines:

	Year Ended December 31,
	2025 (Unaudited)	2024	2023
Private Client Services	51.5%	49.8%	50.2%
Business Tax Services	34.8	35.7	35.4
Alternative Investment Funds	8.7	9.5	9.3
Valuation Services	5.0	5.0	5.1

Revenue by Geographic Region

Since our founding, we have expanded our geographic reach across the United States, serving clients from 26 offices as of December 31, 2025. While our offices are primarily situated in major metropolitan areas, our expansive presence across the United States allows us to adapt to regional market fluctuations and capitalize on localized opportunities. Geographic revenue contribution is derived from the assigned office of each employee working on an engagement. This regional allocation typically aligns with the region in which the client is located, but in some cases, the client may be in a region different from the location of the office or employees.

Revenue by U.S. region was:

	Year Ended December 31,
	2025 (Unaudited)	2024	2023
East	38.9%	37.2%	36.9%
Central	19	18.5	18
West	42.1	44.3	45.1

Clients

During the year ended December 31, 2025, we performed services for over 12,350 client groups across the United States, representing an increase of approximately 5.6% from over 11,700 client groups during 2024. Client groups will often comprise multiple client engagements with different entities or individuals, such as multiple subsidiaries of an entity, multiple principals within a single private equity fund or multiple individuals or trusts within a single wealthy family. Across our client groups, we had over 22,450 client engagements in 2025, representing an increase of 10.6% from the over 20,300 client engagements we served in 2024.

During the year ended December 31, 2025, we had 687 client groups that generated over $250,000 in revenue, as compared to 629 such client groups in 2024. We attribute this growth to strong performance in service delivery, cross-selling services, leveraging our relationships with Andersen Global firms, and client satisfaction initiatives.

Our revenue is also dispersed across a broad range of client groups with no single client group accounting for more than 1% of revenue in 2025 and 2024. Our top 10 client groups accounted for approximately 5% of revenue in each of 2025 and 2024.

People Metrics

Compensation represents the largest portion of our operating expenses. As a result, we monitor our total number of employees, growth in employees and attrition rates:

	Total Employees	Growth Rate	Attrition Rate
Year Ended December 31, 2025 (Unaudited)	2,296	5.0%	14.2%
Year Ended December 31, 2024	2,187	5.0	14.1
Year Ended December 31, 2023	2,082	20.2	11.0

Our workforce, which excludes temporary staff, consists of predominantly client serving professionals, and grew to 2,296 total employees as of December 31, 2025, compared to 2,187 as of December 31, 2024. Attrition, excluding involuntary terminations, was 14.2% in 2025, a slight decrease from our 5-year average of approximately 15%.

As of December 31, 2025, our workforce had a balanced distribution of tenure, reflecting a blend of experienced professionals and newer talent. Our 2,296 total employees included 319 Managing Directors as of December 31, 2025.

Non-GAAP Financial Measures

The following table summarizes the Non-GAAP Financial Measures (along with the most directly comparable GAAP measures) for the periods indicated:

	Year Ended December 31,
	2025 (Unaudited)		2024	2023
	($ in thousands)
Net (Loss) Income	$(130,169)		$134,801	$118,683
Adjusted Net Income (unaudited)(1)	217,000		136,382	118,683
EBITDA (unaudited)(1)	(120,897)		141,061	126,109
Adjusted EBITDA (unaudited) (1)	226,332		142,654	126,109
Revenue	838,692		731,593	639,111
Net (Loss) Income Margin (unaudited)	(15.5	) %	18.4%	18.6%
Adjusted Net Income Margin (unaudited) (1)	25.9%		18.6%	18.6%
Adjusted EBITDA Margin (unaudited)(1)	27.0%		19.5%	19.7%

(1)	These are non-GAAP financial measures. See below for a reconciliation to the most directly comparable GAAP financial measure.

Adjusted Net Income and Adjusted Net Income Margin

We define Adjusted Net Income as net income plus expenses related to transaction activities, including non-recurring equity restructuring costs and non-cash equity-based compensation expense associated with equity interests that were issued in anticipation of, and in connection with, the IPO. We define Adjusted Net Income Margin as Adjusted Net Income divided by revenue. We believe Adjusted Net Income and Adjusted Net Income Margin enhance an investor’s understanding of our financial and operating performance because they exclude transaction-related costs allowing for greater transparency into what measures we use in operating our business and measuring our performance. In addition, these measures enable comparison of financial trends and results between periods. The following table reflects the reconciliation of net (loss)/income to Adjusted Net Income and Adjusted Net Income Margin for each of the periods indicated:

	Year Ended December 31,
	2025 (Unaudited)	2024	2023
	($ in thousands)
Net (Loss) Income	$(130,169)	$134,801	$118,683
Transaction costs(1)	7,378	1,593	—
Equity-based compensation expense associated with pre-IPO profits interest unit grants(2)	136,460	—	—
Equity-based compensation expense associated with vesting of Class X Aggregator Units(3)	10,228	—	—
Equity restructuring costs(4)	193,163	—	—
Income tax effect of adjustments	(60)	(12)	—

Adjusted Net Income	$217,000	$136,382	$118,683

Revenue	838,692	731,593	639,111

Net (Loss) Income Margin	(15.5%)	18.4%	18.6%
Adjusted Net Income Margin	25.9%	18.6%	18.6%

	Three Months Ended December 31,
	2025 (Unaudited)	2024	Change
	($ in thousands)
Net Loss	$(195,873)	$(9,705)	$(186,168)
Transaction costs(1)	1,605	1,377	228
Equity-based compensation expense associated with pre-IPO profits interest unit grants(2)	—	—	—
Equity-based compensation expense associated with vesting of Class X Aggregator Units(3)	10,228	—	10,228
Equity restructuring costs(4)	193,163	—	193,163
Income tax effect of adjustments	(1,643)	(25)	(1,618)

Adjusted Net Income (Loss)	$7,480	$(8,353)	$15,833

Revenue	$170,346	$142,410	$27,936

Net Loss Margin	(115.0%)	(6.8)%
Adjusted Net Income (Loss) Margin	4.4%	(5.9)%

(1)

Transaction costs include certain legal, accounting and consulting costs incurred for public company readiness not eligible for capitalization and related to the restructuring and amounts incurred in advance of planned mergers and acquisitions.

(2)

Equity-based compensation expense associated with pre-IPO profits interest unit grants consists of non-cash compensation costs associated with the grants of profits interest units. These units were fully vested upon issuance and therefore a one-time expense was recognized in 2025. We recognized $104.5 million of non-cash equity-based compensation expense associated with pre-IPO profits interest units in cost of services and $32.0 million in sales, general and administrative expense during the year ended December 31, 2025.

(3)

Equity-based compensation expense associated with the vesting of Class X Aggregator Units consists of non-cash expenses associated with the vesting of Class X Aggregator Units, which were part of the Reorganization Transactions. We recognized $9.7 million of non-cash equity-based compensation expense associated with Class X Aggregator Units in cost of services and $0.5 million in sales, general and administrative expense during the year ended December 31, 2025.

(4)

In connection with the Reorganization Transactions, we incurred certain equity restructuring expenses as a result of the exchange of historical equity interests of the Management Holdcos for new Class H Aggregator Units and/or the combination of Class X Aggregator Units and Member Notes.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

We define EBITDA as net income plus income tax expense, interest expense, and depreciation and amortization less interest income. We define Adjusted EBITDA as EBITDA with adjustments to exclude results from expenses related to transaction activities, including non-recurring equity restructuring costs and non-cash equity-based compensation expense associated with equity interests that were issued in anticipation of, and in connection with, the IPO. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue. The following table is a reconciliation of net (loss) / income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated:

	Year Ended December 31,
	2025 (Unaudited)		2024	2023
	($ in thousands)
Net (Loss) Income	$(130,169)		$134,801	$118,683
Interest income	(4,166)		(4,524)	(2,660)
Interest expense	1,436		64	138
Depreciation and amortization	9,005		8,325	7,691
Income tax expense	2,997		2,395	2,257

EBITDA	(120,897)		141,061	126,109
Transaction costs(1)	7,378		1,593	—
Equity-based compensation expense associated with pre-IPO profits interest unit grants(2)	136,460		—	—
Equity-based compensation expense associated with vesting of Class X Aggregator Units(3)	10,228		—	—
Equity restructuring costs(4)	193,163		—	—

Adjusted EBITDA	226,332		142,654	126,109

Revenue	838,692		731,593	639,111

Net (Loss) Income Margin	(15.5	) %	18.4%	18.6%
Adjusted EBITDA Margin	27.0%		19.5%	19.7%

	Three Months Ended December 31,
	2025 (Unaudited)		2024 (Unaudited)		Change
	($ in thousands)
Net Loss	$(195,873)		$(9,705)		$(186,168)
Interest income	(1,055)		(1,568)		513
Interest expense	1,169		16		1,153
Depreciation and amortization	2,237		2,170		67
Income tax benefit	(2,036)		(172)		(1,864)

EBITDA	(195,558)		(9,259)		(186,299)
Transaction costs(1)	1,605		1,377		228
Equity-based compensation expense associated with pre-IPO profits interest unit grants	—		—		—
Equity-based compensation expense associated with vesting of Class X Aggregator Units(3)	10,228		—		10,228
Equity restructuring costs(4)	193,163		—		193,163

Adjusted EBITDA	$9,438		$(7,882)		$17,320

Revenue	$170,346		$142,410		$27,936

Net Loss Margin	(115.0	) %	(6.8	) %
Adjusted EBITDA Margin	5.5%		(5.5	) %

(1)

Transaction costs include certain legal, accounting and consulting costs incurred for public company readiness not eligible for capitalization and related to the restructuring and amounts incurred in advance of planned mergers and acquisitions.

(2)

Equity-based compensation expense associated with pre-IPO profits interest unit grants consists of non-cash compensation costs associated with the grants of profits interest units. These units were fully vested upon issuance and therefore a one-time expense was recognized in 2025. We recognized $104.5 million of non-cash equity-based compensation expense associated with pre-IPO profits interest units in cost of services and $32.0 million in sales, general and administrative expense during the year ended December 31, 2025.

(3)

Equity-based compensation expense associated with the vesting of Class X Aggregator Units consists of non-cash expenses associated with the vesting of Class X Aggregator Units. We recognized $9.7 million of non-cash equity-based compensation expense associated with Class X Aggregator Units in cost of services and $0.5 million in sales, general and administrative expense during the year ended December 31, 2025.

(4)

In connection with the Reorganization Transactions, we incurred certain equity restructuring expenses as a result of the exchange of historical equity interests of the Management Holdcos for new Class H Aggregator Units and/or the combination of Class X Aggregator Units and Member Notes.

Non-GAAP Financial Measures

We use certain non-GAAP financial measures to supplement our financial measures prepared in accordance with accounting principles generally accepted in the United States (GAAP), which include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income and Adjusted Net Income Margin (collectively, “Non-GAAP Financial Measures”). We believe that the Non-GAAP Financial Measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance. We also believe that the Non-GAAP Financial Measures can enhance an investor’s understanding of our financial and operating performance from period to period, because they exclude certain items relating to income tax expense, interest, depreciation and amortization, equity-based compensation, restructuring costs and transaction costs which are not necessarily reflective of our ongoing operations and performance. However, the Non-GAAP Financial Measures are presented for supplemental informational purposes only, have limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. Some of the limitations of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin include that they exclude certain tax payments that may reduce cash available to us, do not reflect any cash capital expenditure requirements for the assets being depreciated and amortized that may have to be replaced in the future, and do not reflect changes in, or cash requirements for, our working capital needs. Some of the limitations of Adjusted Net Income and Adjusted Net Income Margin include that they exclude the impact of expenses related to transaction activities, certain equity restructuring expenses and certain components of equity-based compensation.

Other companies, including companies in the professional services industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, any of which could reduce the usefulness of our Non-GAAP Financial Measures as tools for comparison. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these Non-GAAP Financial Measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Additionally, we have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income or loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions and interest rate changes that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income or loss.

Liquidity and Capital Resources

As of December 31, 2025, cash and cash equivalents and investments in treasury securities were $258.5 million.

Distributions

During the year ended December 31, 2025 and prior to the IPO, Andersen Tax Holdings LLC declared and/or paid distributions to the Management Holdcos in an aggregate total of $264.9 million related to members’ tax obligations, members’ undistributed capital and allocated income. As of December 31, 2025, $52.7 million of these distributions remain payable relating to pre-IPO activity. As of the date of this press release, we have paid $18.1 million of these pre-IPO distributions in 2026.

Full Year and Fourth Quarter 2025 Conference Call

Andersen Group Inc. will host a conference call for analysts and investors to review financial results for the full year and fourth quarter 2025 on Tuesday, March 17, 2026 at 5:00 PM Eastern. The call can be accessed live at:
https://event.choruscall.com/mediaframe/webcast.html?webcastid=J3Hvslre and will be available for replay over the internet for six months by logging onto the Company’s investor relations website at https://investor.andersen.com.

About Andersen

Andersen is a leading provider of independent tax, valuation and financial advisory services to individuals, family offices, businesses and alternative investment funds in the United States. Andersen’s differentiated approach to client service is rooted in core values that emphasize stewardship, transparency and the seamless delivery of independent, high-quality service. Worldwide, Andersen’s presence spans more than 180 countries through its global platform of member and collaborating firms delivering tax, legal, valuation and consulting services across more than 1,000 locations with over 3,000 partners and 50,000 professionals. More information can be found at www.andersen.com.

Special Note Regarding Forward-Looking Statements

This Press Release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Press Release, including statements regarding our future operating results and financial position; the nature and timing of future acquisitions and related integration plans; our planned investments in talent, technology, automation, and AI; our business strategy and plans; and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” or the negative version of these words and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs. We caution you that the foregoing list may not contain all of the forward-looking statements made in this Press Release. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including the risk that: our future results, and the business activities of our clients, may be adversely affected by volatile, negative or uncertain economic and geopolitical conditions; an inability to respond to the evolving technological environment could materially affect our results of operations; the development and use of AI could harm our business, damage our reputation or give rise to legal or regulatory action; we may be not able to maintain or increase our historical growth, or effectively manage future growth; we may not be able to generate or maintain client demand for our services; we may be unable to expand our service offerings; our success depends substantially on the continued services of our CEO, executive team, Managing Directors and other key personnel; we may be unable to maintain our reputation, brand and firm culture; we may be unable to recruit, train and retain qualified professionals, and to staff client engagements; we may be subject to cybersecurity incidents or attacks; we may be held liable for alleged errors in providing our services; we may be unable to identify potential acquisitions or successfully integrate or manage completed acquisitions, and those risks, uncertainties, and assumptions described in the section titled “Risk Factors” in our prospectus filed with the SEC on December 17, 2025, in Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended

December 31, 2025, which will be filed with the SEC on or before March 31, 2026, and in other filings we make with the SEC from time to time. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, the forward-looking events and circumstances discussed in this Press Release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements. You should read this Press Release with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect. The forward-looking statements made in this Press Release are given only as of the date on which the statements are made. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Press Release or to conform these statements to actual results or to changes in our expectations, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Press Release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into or review of all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Andersen Group Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Year Ended December 31,
	2025	2024	2023
Revenue	$838,692	$731,593	$639,111
Operating expenses:
Cost of services (excluding depreciation and amortization)	595,085	461,777	399,900
Sales, general and administrative	176,732	131,947	114,661
Equity restructuring costs	193,163	—	—
Depreciation and amortization	9,005	8,325	7,691

Total operating expenses	973,985	602,049	522,252

Operating (loss) income	(135,293)	129,544	116,859
Interest income	4,166	4,524	2,660
Interest expense	(1,436)	(64)	(138)
Other income, net	5,391	3,192	1,559

(Loss) income before income tax expense	(127,172)	137,196	120,940

Income tax expense	2,997	2,395	2,257

Net (loss) income	$(130,169)	$134,801	$118,683

Less: net loss attributable to redeemable noncontrolling interest	$(127,845)

Net loss attributable to Andersen Group Inc.(1)	$(2,324)

Net loss per share of Class A common stock, basic(2)	$(0.18)

Weighted-average shares of Class A common stock outstanding, basic(2)	12,650,000

Net loss per share of Class A common stock, diluted(2)	$(0.22)

Weighted-average shares of Class A common stock outstanding, diluted(2)	110,944,464

(1)	Represents net loss attributable to Andersen Group Inc. for the period following the IPO and Reorganization Transactions.
(2)	Represents net loss per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period following the IPO and Reorganization Transactions.

Andersen Group Inc. and Subsidiaries

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2025	2024	Change
Revenue	$170,346	$142,410	$27,936
Operating expenses:
Cost of services (excluding depreciation and amortization)	128,047	118,092	9,955
Sales, general and administrative	47,006	35,014	11,992
Equity restructuring costs	193,163	—	193,163
Depreciation and amortization	2,237	2,170	67

Total operating expenses	370,453	155,276	215,177

Operating loss	(200,107)	(12,866)	(187,241)
Interest income	1,055	1,568	(513)
Interest expense	(1,169)	(16)	(1,153)
Other income, net	2,312	1,437	875

Loss before income tax benefit	(197,909)	(9,877)	(188,032)
Income tax benefit	(2,036)	(172)	(1,864)

Net loss	$(195,873)	$(9,705)	$(186,168)

Less: net loss attributable to redeemable noncontrolling interest	$(193,549)

Net loss attributable to Andersen Group Inc.(1)	$(2,324)

Net loss per share of Class A common stock, basic(2)	$(0.18)

Weighted-average shares of Class A common stock outstanding, basic(2)	12,650,000

Net loss per share of Class A common stock, diluted(2)	$(0.22)

Weighted-average shares of Class A common stock outstanding, diluted(2)	110,944,464

(1)	Represents net loss attributable to Andersen Group Inc. for the period following the IPO and Reorganization Transactions.
(2)	Represents net loss per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period following the IPO and Reorganization Transactions.

ANDERSEN GROUP INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share amounts)

(Unaudited)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$250,280	$87,993
Accounts receivable, net of allowance for credit losses of $1,676 and $3,071, respectively	123,418	117,848
Loans and notes receivable from related parties, net of allowance for credit losses of $2,513 and $1,480, respectively	473	436
Investments in held-to-maturity debt securities, current	8,179	22,485
Prepaid expenses and other current assets	29,688	17,615

Total current assets	412,038	246,377

Loans and notes receivable from related parties, net of allowance for credit losses of $8,222 and $7,131, respectively	440	2,184
Property and equipment, net	35,695	32,743
Operating lease right-of-use assets	82,104	76,908
Intangible assets, net	2,543	2,331
Investments in held-to-maturity debt securities	—	8,066
Goodwill	30,078	30,078
Other assets	2,242	—

Total assets	$565,140	$398,687

Liabilities, redeemable noncontrolling interest and stockholders’ deficit/members’ equity
Current liabilities:
Accounts payable and other accrued expenses	$11,998	$16,869
Accrued payroll and benefits	46,332	37,690
Deferred revenue	12,522	15,581
Distributions payable to related parties	52,745	—
Operating lease liabilities, current	3,958	17,074
Notes payable to related parties, current portion	62,340	—
Other current liabilities	5,912	7,227

Total current liabilities	195,807	94,441

Operating lease liabilities, noncurrent	106,448	90,881

Notes payable to related parties, less current portion	287,745	—
Other liabilities	3,517	17,116

Total liabilities	593,517	202,438

Commitments and contingencies
Redeemable noncontrolling interest	106,354	—
Stockholders’ deficit/ members’ equity:
Members’ equity	—	196,249
Preferred stock, par value $0.0001 per share: 100,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025	—	—
Class A common stock, par value $0.0001 per share: 1,000,000,000 shares authorized, 12,650,000 shares issued and outstanding as of December 31, 2025	1	—
Class B common stock, par value $0.0001 per share: 300,000,000 shares authorized, 99,166,563 shares issued and outstanding as of December 31, 2025	10	—
Additional paid-in-capital	—	—
Accumulated deficit	(134,742)	—

Total stockholders’ deficit/ members’ equity	(134,731)	196,249

Total liabilities, redeemable noncontrolling interest and stockholders’ deficit/members’ equity	$565,140	$398,687

ANDERSEN GROUP INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	Year Ended December 31,
	2025	2024	2023
Cash flows from operating activities:
Net (loss) income	$(130,169)	$134,801	$118,683
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Gain on reversal of legal accrual	(9,455)	—	—
Equity-based compensation	147,372	—	—
Depreciation and amortization	9,005	8,325	7,691
Non-cash lease expense	12,613	12,914	11,405
Provision for credit losses on accounts receivable	(1,198)	(870)	(328)
Amortization of discount on held-to-maturity debt securities	(412)	(1,064)	(696)
Deferred income tax	(511)	(102)	171
Reserves on loans and notes receivable from related parties	2,664	3,671	500
Equity restructuring costs	193,163	—	—
Other, net	145	(30)	651
Changes in operating assets and liabilities:
Accounts receivable	(4,372)	(7,876)	(14,519)
Prepaid expenses and other current assets	(12,688)	348	(2,348)
Other assets	(1,598)	—	—
Accounts payable and other accrued expenses	2,189	6,376	4,400
Accrued payroll and benefits	12,036	9,797	(1,863)
Deferred revenue	(3,059)	1,281	(1,083)
Other current liabilities	(16,921)	173	2,521
Operating lease liabilities	(15,358)	(12,297)	(13,491)
Other liabilities	1,173	(3,136)	6,372

Net cash provided by operating activities	184,619	152,311	118,066
Cash flows from investing activities:
Purchases of held-to-maturity debt securities	—	(28,198)	(36,964)
Proceeds from maturity of held-to-maturity debt securities	22,783	23,132	30,288
Issuance of loans and notes receivable from related parties	(2,873)	(6,286)	(4,133)
Proceeds from loans and notes receivable from related parties	1,762	2,114	3,690
Payments for purchases of property and equipment	(10,345)	(8,596)	(4,899)

Payments for capitalized internal-use software costs	(717)	(622)	(606)

Net cash provided by (used in) investing activities	10,610	(18,456)	(12,624)
Cash flows from financing activities:
Proceeds from IPO, net of underwriting discounts and commissions	188,232	—	—
Payments of deferred offering costs	(8,114)	(615)	—
Proceeds from issuance of Class B common stock	10	—	—
Deferred consideration payments for business combination	(800)	(800)	(800)
Principal payments under finance lease obligations	(117)	(105)	(139)
Distributions	(212,153)	(116,050)	(90,300)

Net cash used in financing activities	(32,942)	(117,570)	(91,239)
Net change in cash and cash equivalents	162,287	16,285	14,203
Cash and cash equivalents at beginning of period	87,993	71,708	57,505

Cash and cash equivalents at end of period	$250,280	$87,993	$71,708

Supplemental disclosures
Interest paid	$217	$12	$18
Income taxes paid	3,222	2,380	1,557
Non-cash investing and financing transactions
Property and equipment acquired through finance leases	32	—	331
Right-of-use assets obtained in exchange for lease liabilities	19,560	9,429	8,061
Right-of-use asset and lease liability adjustments due to remeasurement	(1,751)	—	—
Purchases of property and equipment included in accounts payable and other accrued expenses	1,185	—	—
Unpaid deferred offering costs included in accounts payable and other accrued expenses	1,209	—	—
Reclassification of deferred offering costs paid in prior year to additional paid-in-capital upon IPO	615	—	—
Distributions payable	52,745	—	—
Issuance of notes payable to related parties	156,922	—	—
Settlement of deferred compensation liability with LTIP Unit issuance	1,477	—	—

Investor Relations Contact:

Greg Vistica, Managing Director

+1.415.764.2700

greg.vistica@andersen.com